EXHIBIT 99.1
Unrivaled Brands Reports First Quarter 2023 Financial Results

Company Reports Second Consecutive Quarter of Net Income and Positive EBITDA

SANTA ANA, Calif., May 11, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) ("Unrivaled" or the "Company"), a cannabis company with operations throughout California, today reported financial results for its fiscal first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•Revenue for the quarter ended March 31, 2023 remained consistent with the prior quarter at $8.7 million. Revenue for the quarter ended March 31, 2023 was driven by our four retail stores and sales of our in-house cultivated flower and Korova-branded products.

•While revenues for the quarter ended March 31, 2023 remained consistent quarter-over-quarter, gross margin increased to 48% for the quarter ended March 31, 2023 as compared to 44% during the prior quarter ended December 31, 2022, and up from 31% from the quarter ended March 31, 2022.

•Net income from continuing operations for the quarter ended March 31, 2023 was $0.4 million compared to previous quarter of $3.9 million.

•EBITDA from continuing operations for the quarter ended March 31, 2023 was $2.9 million compared to previous quarter of $9.7 million.

•For the quarter ended March 31, 2023, the Company had a $3.0 million gain on extinguishment of debt and a $1.5 million gain on settlement of liabilities. The Company also had $1.0 million of interest expense and $1.4 million of non-cash expense for income taxes, depreciation, and amortization.

•In February 2023, the Company held a grand re-opening for its Blüm San Leandro store and revenues continue to grow as we reconnect with customers.

•During the fiscal first quarter, the Company entered into a binding term sheet to resolve outstanding litigation with People’s California, LLC, subject to final documentation, staying all pending litigation and restructuring debt. As a result, $15.0 million of debt related to the People’s acquisition was reclassified from current liabilities to long-term liabilities as of March 31, 2023.

•During the fiscal first quarter, the Company entered into a binding settlement term sheet to settle approximately $3.3 million of indebtedness to certain noteholders of the Company.

•Operationally, the Company implemented two new major operating systems that will enable Unrivaled to increase revenues and streamline operations:

◦All retail stores have now launched a branded customer loyalty and customer relationship management (“CRM”) solution from Alpine IQ. This tool will not only drive repeat customer visits, but also enable targeted customer outreach to tailor communications and promotions to specific customer segments; and

◦The cloud-based Acumatica ERP (enterprise resource planning) system is now the Company’s system of record for all financial workflows and reporting. The Company is in the process of bringing cultivation and distribution activities online to add further transparency across the organization.

•The Company made additional investments at its Hegenberger cultivation facility to substantially improve the quality and competitiveness of Unrivaled’s Korova-branded products.

•As of March 31, 2023, the Company had 153 employees, a reduction from 185 employees a year ago.

Patty Chan, Unrivaled’s Interim Chief Financial Officer stated, “Q1 has been a testament to our unwavering commitment to progress. Our team has achieved two consecutive quarters of net income and positive EBITDA, despite the recessionary environment. We have remained steadfast in our pursuit of growth and success, and we are pleased to report that our efforts have paid off. Our continuous progress is a reflection of our team's hard work and dedication, and we are excited to build on this momentum and explore opportunity as we move forward."

Tracy McCourt, Unrivaled’s Chief Revenue Officer stated, “We have already seen substantial positive impact from the launch of our loyalty program. Not only are customers more engaged with our stores and promotional programs, it has increased the effectiveness of marketing campaigns and enabled us to re-engage with targeted customer segments who may have drifted away over time. Knowing and speaking directly to our customers about how we can uniquely meet their needs is a key growth strategy for Unrivaled.”

Non-GAAP Financial Information:

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

Unrivaled Brands, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2023	December 31, 2022

Current Assets	$5,526	$4,575
Long-Term Assets	33,940	35,933
Total Assets	$39,466	$40,508

Current Liabilities	$38,614	$59,143
Long-Term Liabilities	34,554	17,902
Total Liabilities	73,168	77,045

Stockholders' Deficit	(33,702)	(36,537)

Total Liabilities and Stockholders' Deficit	$39,466	$40,508

Unrivaled Brands, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 31, 2023	December 31, 2022
Revenue	$8,729	$8,726
Cost of Goods Sold	4,545	4,905
Gross Profit	$4,184	$3,821

Operating Expenses (Income)	7,104	(4,953)
(Loss) Income from Operations	(2,920)	8,774
Less: Other (Income) Expense	(3,988)	2,026
Income from Continuing Operations Before Taxes	1,068	6,748
Provision for Income Tax Expense for Continuing Operations	(658)	(2,802)
Net Income from Continuing Operations	$410	$3,946

Net Loss from Discontinued Operations, Net of Tax	—	(380)
Net Income Attributable to Unrivaled Brands, Inc.	$410	$3,566

Basic and Diluted Earnings per Share:
Net Income from Continuing Operations per Common Share	$—	$0.01
Net Income Attributable to Unrivaled Brands, Inc. per Common Share	$—	$0.01

Unrivaled Brands, Inc.
Non-GAAP Reconciliation (Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022
Net Income	$410	$3,566
Less: Net Loss from Discontinued Operations, Net	—	380
Add (Deduct) Impact of:
Interest Expense	1,024	1,587
Provision for Income Tax Expense	658	2,802
Depreciation Expense	212	869
Amortization of Intangible Assets	563	490
EBITDA Income from Continuing Operations (Non-GAAP)	$2,867	$9,694

Non-GAAP Adjustments:
Stock-based Compensation Expense	455	507
Loss on Sale of Investments	61	—
Unrealized Loss on Investments	—	260
Gain on Disposal of Assets	—	(9,066)
Gain for Debt Forgiveness	(1,507)	—
Gain on Extinguishment of Debt	(3,026)	—
Adjusted EBITDA (Loss) Income from Continuing Operations (Non-GAAP)	$(1,150)	$1,395